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Exhibit 23.2

        Consent of Independent Auditors

The Board of Directors
of CIBER, Inc.:

        We consent to the incorporation by reference in the registration statement on Form S-8 of CIBER, Inc. of our report dated February 5, 2002, relating to the consolidated balance sheets of CIBER, Inc. and subsidiaries as of December 2000 and 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended June 30, 1999, the six-month period ended December 31, 1999 and each of the years in the two-year period ended December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-K of CIBER, Inc. Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

/s/ KPMG LLP
KPMG LLP
Denver, Colorado June 25, 2002

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  Exhibit 23.2